Exhibit 10.1

INDUSTRIAL NET LEASE

By and Between

Natomas Meadows Two, LLC,

a Nevada Limited Liability Company

and

Mrs. Fields Famous Brands, LLC

A Delaware Limited Liability Company

for

Building IV of Freeport West — Ninigret

1717 South 4800 West

Salt Lake City, Utah  84120

January 20, 2006

Section 11.13	Survival.	21
Section 11.14	Authority.	21
Section 11.15	Broker Fees.	22
Section 11.16	Time.	22

EXHIBIT “A”		23

EXHIBIT “B”		24

EXHIBIT “C”		25

EXHIBIT “D”		26

INDUSTRIAL NET LEASE

1.     BASIC TERMS.

This Article 1 contains the basic terms of this Lease between the Landlord and Tenant (as hereinafter defined).  The other articles and paragraphs of the Lease referred to in this Article 1 explain and define the basic terms set forth in this Article 1, and are to be read in conjunction with the basic terms.

Section 1.1       Date of Lease:

May 1, 2006. This date is for reference purposes only.

Section 1.2       Landlord:

NATOMAS MEADOWS TWO, L.L.C., a California limited liability company, whose address is P.O. Box 30076, Salt Lake City, Utah  84130.

Section 1.3       Tenant:

MRS. FIELDS FAMOUS BRANDS, LLC, a Delaware limited liability company, whose address is 2855 E. Cottonwood Parkway, Suite 400, Salt Lake City Utah  84121-7050.

Section 1.4       The Leased Premises.

The Premises leased hereby, consisting of 158,800 square feet of that certain warehouse space located in Salt Lake City, Utah, is designated the “Premises” or the “Leased Premises”.  The Premises, together with the building and associated land containing the Premises, and all other buildings and improvements owned by Landlord, located at the street address of 1717 South 4800 West, shall be collectively designated the “Distribution Center”.   The Premises, the square footage included in the Premises, the improvements thereon, and the Distribution Center are more fully described and/or depicted on Exhibit “A” attached hereto and incorporated herein by reference.

Section 1.5       Lease Term.

The term of this Lease is for a period of Ten year(s), commencing on the First day of May, 2006 (the “Commencement Date”), and terminating on the 30th day of April, 2016 (the “Expiration Date”), unless terminated or extended as provided in this Lease.

Section 1.6       Initial Security Deposit.

One Hundred Thousand Dollars ($100,000).

Section 1.7       Rental.

The initial monthly rent shall be Sixty Nine Thousand Eight Hundred Seventy Two Dollars ($69,872.00) per month, subject to periodic increases, as more fully described in Article 3 hereof.

Section 1.8       Use.

Tenant shall use the Premises for operation of a mail order business and related activities including the manufacture, baking, preparation, production and distribution of baked and non-baked goods, production and preparation of catalogs, fulfillment activities including taking orders, shipping and receiving related products, storage, office support and other purposes ordinarily incidental to such use, only as permissible under applicable law, and for no other purpose unless expressly approved by Landlord in writing.  Tenant’s use of the Premises is further defined and limited under Article 5 hereof.

Section 1.9       Common Areas.

Common Area shall be defined as all areas and facilities outside the Premises and within the exterior boundaries of the Distribution Center that are provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Distribution Center and their respective employees, agents, customers and invitees.  Common Areas may include, but are not limited to:  all parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, corridors, landscaped areas, and any restrooms used in common by tenants.  Tenant shall be deemed to have a revocable license, during the Term of this Lease, for the use of the Common Areas.  Landlord agrees that it shall not disrupt or adversely affect Tenant’s use or operations of Leased Premises by unreasonably revoking Tenant’s license to the Common Areas during the term of the Lease, and specifically recognizes and allows that during the period from November through December of each year, heavier use of the Common Areas by Tenant is anticipated.

Section 1.10   Tenant’s Proportionate Share.

Tenant’s proportionate share of the Operating Expenses, as defined and outlined in Section 4.1 hereof, shall be 100%.  Such proportionate share shall be adjusted on or before the first day of each calendar year.  Such share is a fraction, the numerator of which is the number of square feet of the Premises, and the denominator of which is the gross square footage of total leaseable space in the Distribution Center.  Tenant’s estimated share of the Operating Expenses for the initial partial year of the term of this Lease, based on the Commencement Date, shall be $0.07 per square foot per month.

Section 1.11 Tenant Improvements.

Tenant improvements to be performed in the Premises will be performed in accordance with the terms and provisions set forth in Section 6.4 hereof.  Thereafter, during the term of this Lease, Landlord will have no obligation to alter, change, or otherwise improve the Premises except to maintain the Premises as provided for in Section 6.2 hereof.

2.     LEASE TERM

Section 2.1       Lease of Premises for Lease Term.

Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term (as defined in Section 1.5 above).  At the conclusion of the Lease Term (including after the first renewal period) provided Tenant is not in default of the material provisions of this Agreement, Tenant shall have the right at its option to renew this Lease for the Leased Premises for up to two additional five year terms on the same or similar terms and conditions at the then prevailing market rates with the exception that the Tenant will have no further options to extend.  Tenant shall provide

Landlord written notice of its intent to renew the lease at least  one hundred eighty days (180) days prior to the Expiration Date.

Section 2.2       Delay in Possession.

Landlord will use its best reasonable efforts to deliver possession of the Premises to Tenant on the Commencement Date.  If Landlord is unable to deliver possession as agreed, Landlord shall not be subject to any liability therefore, including without limitation any consequential damages suffered by Tenant, nor shall such failure affect the validity of this Lease, except that Tenant shall not be required to pay Rent until Landlord delivers possession of the Premises, and Tenant shall be entitled to terminate the Lease and receive reimbursement of the initial security deposit if possession is not delivered within three months of the Commencement Date.

Section 2.3       Holdover by Tenant.

Should Tenant remain in possession of the Premises, or any part thereof, after the expiration of the term of this Lease and any renewal hereof, unless otherwise agreed in writing, such holding over shall constitute a tenancy from month to month only.  Tenant shall pay in advance as monthly rental a sum equal to one and one-half (1-1/2) times the monthly rental paid to Landlord during the last month of the term of this Lease.  Tenant’s month-to-month tenancy shall otherwise be on the same terms and conditions as herein provided, except as to any provisions relating to renewals and extensions, and except that Tenant may also be evicted from the Premises in the manner provided in the statutes of the State of Utah for month-to-month tenancies.

3.     RENT

Section 3.1       Fixed Rent.

Tenant agrees to pay as rental to Landlord at Landlord’s address set forth in Section 11.7 hereof, or at such other place as Landlord may from time to time designate in writing, the following specified monthly amounts for the Premises, which amounts are calculated at the following listed rates per month.

Rent Schedule

PERIOD	RENT PER MONTH
APRIL 1, 2006 to MARCH 31, 2007	$69,872.00
APRIL 1, 2007 to MARCH 31, 2008	$71,968.16
APRIL 1, 2008 to MARCH 31, 2009	$74,127.20
APRIL 1, 2009 to MARCH 31, 2010	$76,351.02
APRIL 1, 2010 to MARCH 31, 2011	$78,641.55
APRIL 1, 2011 to MARCH 31, 2012	$81,000.80
APRIL 1, 2012 to MARCH 31, 2013	$83,430.82

APRIL 1, 2013 to MARCH 31, 2014	$85,933.75
APRIL 1, 2014 to MARCH 31, 2015	$88,511.76
APRIL 1, 2015 to MARCH 31, 2016	$91,167.11

The monthly fixed rental reserved under this Article is due and payable in lawful money of the United States of America, in advance, without any prior demand therefore and without any deduction or set-off whatsoever, upon the first day of each calendar month during the term of this Lease.  No payment by Tenant of any lesser amount than the full rent or other sum payable to Landlord under the terms hereof shall be deemed to be other than payment on account of the earliest said rent or other sum then due and payable.  No endorsement or statement on any check or any letter accompanying any check or payment from Tenant to Landlord hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or other sum due hereunder, or to pursue any other remedy in this Lease or by law provided.

Section 3.2       Security Deposit.

Tenant has, contemporaneously with the execution of this Lease, deposited with the Landlord the amount set forth in Section 1.6 hereof, receipt of which is hereby acknowledged by Landlord.  This sum shall be held by Landlord as security for the faithful performance by Tenant of the terms, conditions and covenants of this Lease during the term hereof.  Tenant agrees that should it default in any rental payment or other payment to Landlord due hereunder, Landlord may apply the security deposit, or any portion thereof, to said unpaid payment.  Should the entire security deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of rent or other sums, as provided in this paragraph, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in lawful money of the United States of America to restore said security to the original amount of the security deposit, and Tenant’s failure to do so within fifteen (15) days after receipt of such demand shall constitute a default under this Lease.  Should Tenant comply with all of the terms, conditions and covenants of this Lease, promptly pay all rental and other amounts when due hereunder, and leave the Premises at the end of the term hereof in good condition, subject to reasonable wear and tear, then the security deposit shall be returned in full to Tenant at the end of the term of this Lease.  Landlord shall have the right to maintain the security deposit separate and apart from Landlord’s general funds or may commingle the security deposit with Landlord’s other funds.  Landlord shall not be required to pay Tenant any interest on the security deposit.  Should Landlord convey its interest in the Premises to any party during the Term of this Lease, Landlord shall transfer the deposit to Landlord’s successor in interest, and Landlord shall have no further liability with respect to return of such deposit.

4.     OTHER CHARGES PAYABLE BY TENANT

Section 4.1       Additional Rent.

All charges payable by Tenant other than Rent and the Security Deposit set forth in Article 3 above shall be “Additional Rent.”  Tenant shall pay all Additional Rent as and when due, as more fully set forth in this Article 4.  Tenant shall pay Tenant’s pro rata share of all real property taxes, property and liability insurance and utilities, as set forth in Sections 4.2, 4.3, 4.5.3, 4.5.4, and 4.5.5, below.  Additionally, Tenant shall pay its pro rata share of all Common Area maintenance fees, as more fully set forth in Section 6.3.3.  The amounts due under this Section 4.1 shall be designated as “Operating Expenses”.

The Operating Expenses due and payable by Tenant under this Section 4.1 (the “Tenant’s Operating Expenses”) is a percentage of the total Operating Expenses computed by multiplying the total amount of Operating Expenses by a fraction, the numerator of which shall be the number of square feet in the Premises (as set forth on attached Exhibit “A”), and the denominator of which shall be the gross square footage of the total leasable area in the Distribution Center.

On or about April 1 of each calendar year, Landlord shall provide Tenant a statement showing the actual amount of Operating Expenses expended during the preceding year.  If the Tenant Expenses paid by Tenant pursuant hereto for any year exceeds Tenant’s actual share of the Operating Expenses, Landlord shall apply the excess against the current year Tenant Expenses.  If the Tenant Expenses paid by Tenant pursuant hereto for any year is less than Tenant’s actual share of the Operating Expenses, Tenant shall have thirty (30) days from receipt of the statement showing the actual amount of Operating Expenses hereunder to remit the shortfall to Landlord.

                If the term of this Lease begins any time other than the beginning of a calendar year, the amount of Tenant Expenses for the partial year shall be calculated by Landlord at the time of the beginning of the Lease for that partial year, as set forth in Section 1.10 hereof.  If this Lease is terminated at other than the end of a calendar year, all amounts payable by Tenant to Landlord under the provisions of this Section shall be prorated on the basis of a 360-day year, thirty (30) days allocated to each month.

Section 4.2       Taxes.

Tenant agrees to pay its pro rata share of all real property taxes assessed or levied by any governmental agency against the Distribution Center, or any part thereof, during the term of this Lease; provided, however, that Tenant may dispute and contest the same at its own expense and cost.

                For purposes of this Paragraph, real property taxes include all assessments and other governmental levies, ordinary and extraordinary, foreseen and unforeseen, which are assessed or imposed upon the Premises or become payable during the term of this Lease, and also include any tax assessed upon or measured by rents received by Landlord from Tenant where such tax is in addition to an income tax upon Landlord’s income.

Tenant shall pay any and all sales, use or personal property taxes incurred in connection with or reasonably attributable to Tenant’s use of the Premises, including without limiting the generality of the foregoing, the cost or value of Tenant’s equipment, furniture, fixtures and other personal property on the Premises or Tenant’s business conducted thereon.

Section 4.3       Utilities.

4.3.1   Tenant shall pay when due all charges for heat, gas, electricity, telephone and other utilities or assessments separately metered and used or consumed on the Premises.  Tenant shall make such payments directly to the utility service provider supplying said utilities.

4.3.2   In the event charges for heat, gas, electricity, telephone and other utilities or assessments are not separately metered, then Tenant shall pay its pro rata share for all such charges in the manner provided under Section 4.1, above.

4.3.3   Tenant shall pay its pro rata share of all charges for water and sewer in the manner provided under Section 4.1, above.

In the event any utility service to the Premises is interrupted or discontinued for any reason whatsoever, Landlord shall not be liable therefore to Tenant and such interruption or discontinuation shall not be deemed to be an eviction or interference with Tenant’s use or occupancy of the Premises.

Section 4.4       Garbage Collection.

Cost of garbage collection shall be borne by Tenant.  Arrangement for such service shall be made by Tenant, subject to the approval of Landlord.

Section 4.5       Insurance.

4.5.1   Tenant shall purchase and maintain such insurance complying with the laws of the State of Utah as will protect it from claims under Workers Compensation Acts, and any other employee benefit acts.

4.5.2   Tenant shall purchase and maintain comprehensive public liability insurance indemnifying Landlord and Tenant against all claims and demands for injury to or death of persons or damage to property that may be claimed to have occurred upon the Premises, or arising out of Tenant’s operations or use of the Premises.  Tenant shall name Landlord as an additional insured under such policy.  The policy limits for Tenant’s insurance on property damage or personal injury shall not be less than the following amounts:  Bodily injury or death:  $2,500,000.00, and property damage: $1,500,000.00.  Tenant shall provide evidence from the insurance company of such insurance stating the policy limits, and affirmatively stating that the policy cannot be canceled or reduced in coverage without ten (10) days’ prior written notice to Landlord.  In the event Tenant fails to purchase and/or maintain the insurance required under this Section 4.5, in addition to such being an Event of Default under Section 9.1 hereof, Tenant shall be liable for any and all damage occasioned by any such insurable loss that would otherwise have been covered under the insurance policy required hereunder, whether incurred by Landlord, Tenant, or other party.

4.5.3   During the Lease Term, Landlord may, at its option, maintain standard form or extended coverage insurance covering loss of or damage to the Premises and/or the Distribution Center.  Such policy may include protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils, which Landlord deems reasonably necessary, including flood and earthquake insurance.  Landlord will not obtain insurance for Tenant’s fixtures or equipment or for improvements installed by Tenant on the Property.  Landlord may also, at its option, maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year’s Base Rent, plus estimated real property taxes and insurance premiums.  Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

4.5.4   Landlord, at its option, may purchase and maintain insurance on the Premises or otherwise to protect Landlord from claims arising out of Tenant’s use of the Premises or operations under this Lease.  Any such insurance purchased and maintained by Landlord shall inure to the benefit and protection of Landlord only, and not to Tenant.

4.5.5   Tenant shall pay to Landlord any property insurance premiums allocable to the Leased Premises for any year during the term of this Lease.  The premium will be allocated to the Leased Premises based on the square footage that is the subject of this Lease as a percentage of the total net leaseable square footage in the Distribution Center.  In the event Landlord elects to purchase such insurance at a time other than the first of any calendar year, Landlord will provide Tenant with a statement of the premium as furnished by the insurance carrier, together with a computation of the amount due and owing by Tenant for the partial year.  Within thirty (30) days thereafter Tenant shall pay Landlord the insurance premium set forth in the computation. Thereafter, the premium for said insurance shall be included as part of the Tenant Expenses, as more fully described under Section 4.1 hereof.  Tenant shall be liable for the payment of any deductible amount under Landlord’s or Tenant’s insurance policies maintained on the Leased Premises pursuant to this section 4.5.

4.5.6   If this lease is terminated at other than the end of a calendar year, all amounts payable by Tenant to Landlord under the provisions of this paragraph shall be prorated on the basis of a 360-day year, 30 days allocated to each month.

Section 4.6       Increased Insurance Risk.

Tenant will not permit the Premises to be used for any purpose which would render void or cause cancellation of any insurance policy covering the Premises.  If Landlord’s insurance rates are increased during Tenant’s occupancy, Tenant agrees to reimburse Landlord for such increased insurance costs over those in effect prior to Tenant’s occupancy.  In the event Landlord’s insurance is canceled because of a change in Tenant’s use of the Premises, Tenant agrees to indemnify Landlord and hold it harmless for any loss or damage to the Premises occurring before reinstatement or replacement of Landlord’s insurance.

Section 4.7       Late Charges.

Should Tenant fail to pay any rental payment within fifteen (15) days from the date it is due, Landlord shall charge, and Tenant shall pay, a late charge equal to five percent (5%) of the delinquent Rent.  The parties agree that such late charge represents a fair and reasonable estimate of Landlord’s costs occasioned by such late payment.

Section 4.8       Interest.

In addition to any applicable late charges, as set forth in Section 4.6 hereof, should Tenant fail to pay any rent or Additional Rent when due, and said failure shall continue for thirty (30) days, any amounts so owing shall bear interest at the rate of eighteen percent (18%) per annum, from the date due until paid.  Notwithstanding anything provided under Section 4.7 hereof and this Section 4.8, Landlord shall have all legal remedies, in addition to all remedies provided by this Lease, available for the enforcement of payment of rent hereunder.  In the event Landlord resorts to court action to enforce Tenant’s obligation to pay Rent hereunder, Landlord shall be entitled post-judgment to continue to assess and collect interest at the rate of one and one-half percent (1.5%) per month.

5.     USE OF PREMISES

Section 5.1       Authorized Uses.

Tenant shall use the Premises only for the use described in Section 1.8 above, and for purposes ordinarily incidental to such use.

Section 5.2       Hazardous Materials.

Tenant agrees not to keep, use or permit to be kept or used on the Leased Premises, without the express written consent of Landlord, any flammable fluids, explosives, or any “hazardous substance,” “solid waste,” or “hazardous waste,” as said terms are defined in all applicable federal, state and local statutes, ordinances, regulations and rules relating to environmental quality, health, safety, contamination and clean-up, including, but not limited to, 42 U.S.C. Section 9601, et seq. (The Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA), 42 U.S.C. Section 7401 et seq. (The Clean Water Act), 42 U.S.C. Section 6901, et seq. (The Resource Conservation and Recovery Act (“RCRA”), 33 U.S.C. Section 1251, et seq. (The Clean Water Act), and  40 C.F.R. 261.1 et. seq. (RCRA Identification and Listing of Hazardous Waste), and any amendments thereto or rules or regulations promulgated thereunder.  Notwithstanding the foregoing, Tenant may keep and use small amounts of items or substances used in the ordinary course of business, including cleaning solvents, copy machine supplies, engine maintenance supplies, and other similar substances.

Section 5.3       Waste; Nuisance; Compliance with Law.

Tenant shall not commit any waste upon the Premises and shall not conduct or allow any business, activity, or thing on the Premises which is or becomes unlawful, prohibited, or a nuisance, or which may be an annoyance or cause damage to Landlord or other lessees, occupants, or users of the Distribution Center.  Tenant shall at its own expense comply with and abide by all laws, ordinances, regulations, and directives of all municipal, county, state, and federal authorities which are now in force or which may hereafter become effective or be issued with respect to the condition, use, or occupancy of the Premises.

Section 5.4       Right of Entry by Landlord.

Upon reasonable notice, meaning not less than at least one business day, except for emergency access, given by Landlord to Tenant, Tenant hereby agrees to permit inspection of the Premises during reasonable business hours by Landlord or its agents or representatives for the purpose of (1) ascertaining the condition of the Premises at least annually, (2) making such repairs as may be required by Landlord under the terms of this Lease, and (3) for such other purposes as from time to time may be reasonable.  During the period that commences sixty (60) days prior to the Expiration Date, Landlord or its agents or representatives may enter the Premises at any reasonable time during business hours to show the Premises to prospective tenants.  During such sixty (60) day period, Landlord may also erect a sign or suitable notice indicating that the Premises are for lease or sale.

Section 5.5       Outside Storage.

Other than self-propelled vehicles, nothing may be stored outside of a building which is part of the Premises without written consent of Landlord.

Section 5.6       Signs.

Tenant may place suitable signs on the Leased Premises for the purpose of identifying the business and indicating the nature of the business carried on by Tenant in the Premises; provided, however, that such signs shall be approved by the Landlord in writing prior to their erection and shall not damage the Leased Premises in any manner.  Such approval by the Landlord shall not be unreasonably delayed or refused.   On or prior to the Expiration Date, or other termination of this Lease as provided herein, Tenant shall remove any signs Tenant has placed on the Premises and shall restore the sign location to its original condition.

Section 5.7       Exterior Lights.

Tenant shall cause such lights affixed to the exterior of any building occupied pursuant to this Lease to be illuminated from one (1) hour after sunset to one (1) hour before sunrise nightly.

Section 5.8       Indemnity.

5.8.1   Tenant shall indemnify and hold Landlord harmless against any expense, loss or liability paid, suffered or incurred as the result of any breach of this Lease by the Tenant, or caused by the acts of Tenant’s agents, invitees, servants, employees, contractors, customers, visitors or licensees, or as the result of Tenant’s use or occupancy of the Premises, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, invitees, servants, employees, contractors, customers, visitors or licensees.  Tenant’s liability under this Lease extends to the acts and omissions of any assignee or subtenant and any agent, invitee, servant, customer, employee, contractor, visitor or licensee of any such assignee or subtenant.

5.8.2   Tenant agrees to indemnify and hold Landlord harmless from all claims of injury to persons from any cause whatsoever, except gross negligence of Landlord, arising out of the Tenant’s occupancy and use of the Premises during the term of this Lease, or any renewal or extension thereof, or any other holdover occupancy.

5.8.3   Tenant agrees to indemnify and hold Landlord harmless from any and all claims of any kind or nature relating to personal property of Tenant or others arising from Tenant’s occupancy and use of the Premises, and Tenant hereby waives all claims against Landlord for damage to its goods, wares and merchandise and any and all other property including loss of use of the Premises due to any cause whatsoever, except gross negligence of Landlord, during the term of this Lease or any extension thereof or any other holdover occupancy.

Section 5.9       Quiet Possession.

If Tenant pays the rent and Additional Rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises without interference by Landlord for the full Lease Term, subject to the provisions of this Lease.

Section 5.10   Parking.

Tenant shall be entitled to use those certain parking spaces or areas in the Distribution Center as specifically set forth on Exhibit “C”, attached hereto and by this reference made a part hereof.  Tenant shall be deemed to have a license for the use of the parking areas set forth on Exhibit “C” during the Term of this Lease on the same terms and limitations outlined in Section 1.9 above.

Section 5.11   Sales Prohibited.

The use of the Premises for the purposes specified in this Lease shall not in any event be deemed to include, and Tenant shall not use, or permit the use of, the Premises or any part thereof, for the conduct of any public sale or auction of any kind or nature.

6.     CONDITION OF PREMISES; MAINTENANCE; REPAIR; ALTERATIONS

Section 6.1       Condition on Commencement Date.

Tenant has inspected the Premises and accepts them “AS IS” and to be in good condition at the Commencement Date.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant’s intended use.  Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Premises at Landlord’s expense or to terminate the Lease because of the condition of the Premises.

Section 6.2       Landlord’s Obligations.

6.2.1   Landlord agrees to maintain in good condition the exterior walls, foundation, roof and other structural components of the Premises, unless said walls, foundation, roof and other structural components are damaged by Tenant or Tenant’s employees, agents or invitees, or as a result of a breach of any provision of this Lease.  Landlord shall not, however, be required to make any such repairs until written notice of the need for repair shall have been delivered to Landlord in the manner provided herein, and after such notice is so given, Landlord shall have a reasonable time in which to make such repairs.  Landlord shall have no liability whatsoever for any resulting damage to the contents of the Premises or to Tenant’s business, unless it fails to diligently proceed to make such repair after receipt of Tenant’s written notice.  In no event may Tenant claim damage in excess of the depreciated value of the damaged contents of the Premises and out-of-pocket expenses.

6.2.2   Landlord agrees to maintain the automatic sprinkler system.  Notwithstanding the foregoing, Tenant agrees to repair any damage to this system arising out of Tenant’s use or occupancy of the Leased Premises and to hold Landlord free and harmless from damage to or destruction of any and all property resulting from leakage of said automatic sprinkler system during the term of this Lease, or any extension thereof, or any holdover occupancy.

Section 6.3       Tenant’s Obligations.

6.3.1   Tenant agrees to maintain the interior of the Premises, the improvements made by Landlord and/or Tenant thereto inside and outside the Premises, and the grounds and landscaping surrounding the Premises, in good condition and repair, including, without limitation:  all glass, lighting fixtures, heating and air conditioning equipment, truck dock bumpers, support columns, all doors, including overhead freight doors, electrical wiring and plumbing systems.  Tenant further agrees to clean and paint the interior of the Premises as often as necessary in order to maintain said Premises in a clean, attractive and sanitary condition.

6.3.2   Tenant shall keep the entrance ways reasonably free from ice and snow and keep the grounds surrounding the Premises clean, and remove therefrom all trash, rubbish, cartons or other debris.

6.3.3   Tenant agrees to pay its proportionate share for all labor and materials necessary, in Landlord’s discretion, for  property management, landscaping, exterior painting, outside lighting, pest control, and snow removal.  Except as specifically excluded elsewhere in this Lease, Tenant accepts responsibility for any damage to the Premises and improvements thereto and to the surrounding grounds during the term of this Lease and agrees to immediately repair such damage and restore the Premises and the grounds to their predamaged condition without any notice or demand from Landlord.  Should Tenant fail to maintain the Premises or fail to make any repair to the Premises and grounds as contemplated by this Paragraph, Tenant shall be deemed in default under this Lease and Landlord may, but shall not be required to, enter the Premises and perform the maintenance or necessary repairs and submit a statement to Tenant for the cost therefore, which statement shall be promptly paid by Tenant.

6.3.4   Without prior notification or demand from Landlord, Tenant agrees to immediately replace all glass broken or damaged during the term of this Lease with glass of the same or higher quality as that broken or damaged.

Section 6.4       Alterations by Tenant.

Tenant may, with the specific written approval of Landlord which shall not be unreasonably withheld, make such alterations, additions, installations or repairs, at its own expense, to the interior of the Premises as Tenant may require to conduct its business; provided, however, that such alterations, additions, installations or repairs may not materially alter the basic character or structure of the building or improvements or weaken the structure of the Premises in any way.  Any such alterations, additions, installations or repairs must be performed in a good, workmanlike manner, and Tenant agrees that Landlord may, upon notice to Tenant, come upon the Premises to inspect such alterations, additions, installations or repairs to determine that they are being made subject to the terms of said written approval.  Said written approval may include the requirement that such alterations, additions, installations or repairs be incorporated into the Premises and left therein at the termination of this Lease.  Tenant shall require any contractor performing any such alterations, additions, installations or repairs to provide (i) public liability and property damage insurance meeting the requirements of Section 4.5 hereof and naming Landlord as an additional insured; and (ii) an indemnification and hold harmless agreement in favor of Landlord covering any loss, damage, claim, liability, cost or expense for injuries, death, or property damage in connection with contractor’s performance of the work.  In addition, the Tenant Improvements, as more fully described on Exhibit “B” hereto, shall be subject to the following:  Landlord agrees to provide Tenant with a One Million Two Hundred Fifty Thousand Dollar ($1,250,000) allowance for the exclusive purpose of improving the building for Tenants use.  Landlord shall have the absolute right to approve or disapprove (a) all written plans and specifications, (b) any modifications to the plans and specifications or any change orders; (c) the contractor to perform the Tenant Improvements.  Tenant shall provide Landlord with notice of the time and date of, and shall allow Landlord or Landlord’s representative, to attend and participate in, any and all construction and/or progress meetings.  All invoices for work performed in connection with the Tenant Improvements shall be submitted to Landlord for approval.  Landlord agrees to pay the initial One Million Two Hundred Fifty Thousand Dollar ($1,250,000) of the Tenant Improvements and the additional costs to be sole obligation of the Tenant.  In the event any lien is filed against the Premises, or any notice of intent to file a lien is provided to Tenant, and Tenant shall not take the actions required in Section 6.5 hereof, then Landlord shall have the absolute right to either (a) require the Tenant to post a cash bond guaranteeing payment of the ongoing Tenant Improvements, or (b) require the contractor to stop work on the Tenant Improvements.

Section 6.5       Liens.

Tenant agrees not to permit any lien or judgment for monies owed to it, services rendered or materials provided in connection with work done on the Leased Premises, or any other lien to remain against the Premises for a period of more than ten (10) days following actual discovery of the same, or following the date upon which it reasonably should have been discovered, by Tenant, whichever date comes first.  In addition, in the event Tenant receives notice of intent to file a lien, Tenant shall have ten (10) days following receipt of such notice to pay any and all amounts due and owing as set forth in the notice.  Nothing herein contained shall prevent Tenant, in good faith and for good cause, from contesting in the courts the claim or claims of any person, firm or corporation arising out of Tenant’s operation of the Premises or costs of improvements by Tenant of the said Premises.  Should any such lien be filed and not released or discharged or action not commenced to declare the same invalid within the ten (10) day period described in this Paragraph by Tenant, Landlord may, at Landlord’s option (but without any obligation to do so), pay or discharge such lien, and may likewise pay and discharge any taxes, assessments or other charges against the Premises which Tenant is obligated hereunder to pay and which may or might become a lien on said Premises.  Tenant agrees to repay any sums so paid by Landlord upon demand, together with interest at the rate of eighteen percent (18%) per annum from the date Landlord makes any such payment.  Landlord may also treat Tenant’s failure to perform under this Paragraph as a default of this Lease.

Section 6.6       Surrender of Premises.

Tenant agrees to surrender the Premises on the Expiration Date or sooner termination of this Lease, or any renewal or extension thereof, in good condition and repair, ordinary wear and tear excepted.  Upon the Expiration Date or earlier termination of this Lease and at the election of Landlord in its sole discretion, Tenant, at its expense, either shall remove any alteration, addition, or improvement to the Premises made by Tenant (other than trade fixtures) and repair all damage caused by such removal, or shall leave any such alteration, addition or improvement in place to become the property of Landlord.

7.     DAMAGE OR DESTRUCTION; CONDEMNATION

Section 7.1       Damage or Destruction of Premises.

If, during the term of this Lease, the Premises, or any portion thereof, should be damaged or destroyed by fire or other casualty, Landlord shall repair, reconstruct or restore the damaged or destroyed Premises so far as it is practicable to the Premises’ condition immediately prior to such damage or destruction, except as otherwise provided in this paragraph, and subject to any delay beyond Landlord’s control, including, but not limited to, delays due to adjustment of insurance claims, strikes and unavailability of required materials. Tenant shall have no interest in or claims to any portion of the proceeds of any fire or other casualty or extended protection insurance carried by Landlord hereunder.

                If the Premises should be damaged to an extent of twenty-five percent (25%) or more of the replacement costs of any single building constituting part or all of the Premises, then either party hereto may elect to terminate this Lease by giving written notice to the other within sixty (60) days after the occurrence of such damage or destruction.

                Tenant agrees at all times after such damage or destruction to the Premises to continue the operation of its business therein to the extent reasonably practicable; provided, however, that during the period commencing on the date of this damage or destruction and ending with the completion of Landlord’s repair, reconstruction or restoration of the Premises, the monthly rental reserved under this Lease shall be proportionately abated in an amount equal to the proportion thereof, which the number of square feet in the Premises rendered unusable by the damage or destruction bears to the total number of square feet in the Premises immediately prior to such damage or destruction.  Landlord shall have no interest in or claim to any portion of the proceeds of any insurance on Tenant’s personal property carried by Tenant or required on the part of Tenant to be maintained hereunder.

                Tenant and Landlord hereby mutually release and waive their entire right of recovery against the other party for any and all loss or damage to the improvements, all personal property of Tenant and any installations, betterment or improvements added to the building by Tenant where such loss is occasioned, caused or incurred by, or results from, fire, flood, windstorm, hail, explosion, riot attending strike, civil disorder, acts of terrorism, aircraft or vehicle collision, smoke, vandalism and all other perils which are insurable against, whether said loss occurred or was caused by the negligence of the Tenant or Landlord, their agents, servants, employees, sublessees or concessionaires, or otherwise.  Landlord and Tenant each further warrant that insurance companies insuring Landlord or Tenant shall have no rights against the other, whether by assignment, subrogation or otherwise.  Willful misconduct lawfully attributable to either party shall, to the extent that said conduct contributes to loss or damage, not be excused under this Paragraph.

Section 7.2       Condemnation.

In the event any power of condemnation shall be exercised by any governmental authority or other entity empowered by law to exercise said power of condemnation against the Premises, in whole or in part, the parties agree to the terms and conditions set forth in this Section 7.2.

                In the event of a taking of a portion constituting twenty-five percent (25%) or less of the Premises, Tenant may terminate this Lease by written notice to Landlord only upon a showing that such taking shall prevent its reasonable use and enjoyment of the Premises and substantially impairs its ability to conduct its business thereon.  In the event Tenant continues in possession of that portion of the Premises not so taken for whatever reason, the rent hereinunder shall be abated by the proportion that the number of square feet of the building floor space taken bears to the total number of square feet of building floor space included in the Premises. If Tenant elects or is required to continue in possession, and if any portion of any building or buildings comprising the Premises shall have been taken, Landlord shall restore such building or buildings by repairing and enclosing them to the extent necessary and possible to provide an integral and complete building suitable for the Tenant’s purposes set forth herein.

                In the event of the taking of a portion constituting more than twenty-five (25%) of the Premises, Tenant may elect to terminate this lease by giving written notice to Landlord, or in lieu of exercising its right of termination, Tenant may continue in possession of that portion of the Premises not so taken, and the rent hereunder shall be abated by the proportion that the number of square feet of the building floor space taken bears to the total number of square feet of building floor space included in the Premises.  If Tenant elects to continue in possession, and if any portion of any building or buildings comprising the Premises shall have been taken, Landlord shall restore such building or buildings by repairing and enclosing them to the extent necessary and possible to provide an integral and complete building suitable for the Tenant’s purposes set forth herein.

                Any condemnation award, whether resulting by judgment or verdict after trial or by agreement under threat of condemnation applying to the leasehold interest created hereby, shall be paid to Landlord, and Tenant waives any right thereto.  Nothing in this

Paragraph shall be construed as limiting Tenant’s right to pursue an action for damages to its business or property, or other damages, against the condemning entity.

8.     ASSIGNMENT AND SUBLETTING

Section 8.1       Landlord’s Consent.

Tenant shall not transfer, assign, sublet, enter into a license, concession agreement or mortgage or hypothecate (“transfer”) this Lease or Tenant’s interest in the Premises, in whole or in part, without first procuring the written consent of Landlord except as otherwise provided for below, which consent shall not be unreasonably withheld by the Landlord acting in good faith.  The written notice to Landlord shall fully describe the area Tenant desires to transfer, the rent thereon, the consideration receivable by Tenant for the transfer, the name and business address of the proposed transferee, and a current financial statement of the proposed transferee in order to grant the Landlord reasonable information in determining if its interest in the rents and ownership interest in the Premises will be adequately protected.  Landlord shall not withhold consent on any unreasonable or unjustifiable grounds.  Landlord specifically reserves the right to refuse consent if, in Landlord’s reasonable business judgment, the financial worth of the proposed transferee is less than that of Tenant.  In no event shall Landlord be obligated to give consent for any such transfer if Tenant is in default under any of the terms or conditions of this Lease.  A transfer by Tenant in violation of this Section 8.1 shall be void and confer no rights upon any third party and Landlord shall have the right to declare said transfer as an Event of Default under Article 9 hereof.

Section 8.2        Increased Rent upon Subletting.

If Landlord agrees to a subletting of all or part of the Premises, and the rental payable by the subtenant to Tenant is increased over the amount of rent paid by Tenant to Landlord hereunder, then Landlord may also require Tenant to pay an amount up to eighty percent (80%) of such increased rental to Landlord.  Such increased rent shall be payable on the tenth day of each month after the subletting is approved by Landlord without statement or demand.

Section 8.3       Tenant’s Continuing Liability.

Landlord may require as a condition of any transfer under this Article that Tenant remain liable to Landlord under the terms of this Lease should any assignee or subtenant or other transferee under this Article default in the performance of any of the terms and conditions of this Lease, including but not limited to Tenant’s primary liability to pay the Rent and Additional Rent, and to perform all other obligations under this Lease.

Section 8.4       Tenant’s Affiliates.

If Tenant desires to transfer or assign this Lease as part of a corporate restructure, by way of corporate merger or to an affiliated corporation or entity, Tenant shall provide notice to the Landlord at least thirty (30) days prior to the assignment or merger and supply Landlord with such information concerning the assignee entity as Landlord may reasonably request.  Landlord shall notify Tenant within ten (10) days of receipt of such information whether such transfer or assignment is acceptable.  Landlord’s consent to assignment to Tenant’s affiliated entity shall not be unreasonably withheld.

Section 8.5       Covenants Binding on Assignees.

The covenants and agreements contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest and legal representatives.  Any document transferring Tenant’s interest pursuant to this Paragraph shall refer to this Lease and contain a provision stating that Tenant’s transferee shall be bound by the terms and conditions of this Lease.

9.     DEFAULT; REMEDIES

Section 9.1       Events of Default.

Upon the occurrence of any of the following listed events (“Events of Default”), Tenant shall be deemed in default under this Lease:

9.1.1   Default in the timely payment of any Rent, Additional Rent, or any other amount required to be paid hereunder and the continuance of such default for a period of fifteen (15) business days from the date such Rent, Additional Rent, or other amount is due and payable, or from the date set by written notice or statement for the payment of any other amount under the terms of this Lease.

9.1.2   Default in performance of any of the terms and conditions of this Lease, other than those requiring payments of rental or any other amounts which are covered by Section 9.1.1 hereof, which default shall continue for a period of thirty (30) days after written notice of the default is mailed or delivered to Tenant by Landlord, unless a shorter period is specifically provided under any provision of this Lease.  If a default cannot be cured with due diligence within thirty (30) days, the time within which Tenant shall cure the default shall be extended for such time as may be necessary to cure the same with all due diligence, provided that Tenant commences promptly and proceeds diligently to cure the default, and further provided that such period of time shall not be so extended so as to subject Landlord to any criminal liability or increased insurance cost.  If Tenant’s default under this Section 9.1.2 creates an emergency or hazard to persons or property, then Landlord may demand immediate cure of the default.

9.1.3   Assignment or subletting by Tenant, without adhering to the conditions and covenants of Article 8 above.

9.1.4   Abandonment or vacation of the Premises, or any material part thereof, by Tenant, or dispossession of Tenant of the Premises, or any part thereof, by authority other than Landlord, except in cases of condemnation, which is governed by Section 7.2 of this Lease.

9.1.5   Tenant’s insolvency or the filing of a voluntary or involuntary petition in bankruptcy by or against Tenant, the filing or institution of any proceeding under any provisions of any insolvency act or Bankruptcy Code seeking to effect Tenant’s reorganization or composition with its creditors or if (in any proceedings based on the insolvency of Tenant or relating to bankruptcy proceedings) a receiver or trustee shall be appointed for Tenant or the Premises, the filing of proceedings for the reorganization of Tenant, the execution on

Tenant’s admission in writing of its inability to pay its obligations generally as they become due.

9.1.6   At Landlord’s option and with notice to Tenant, the occurrence of any three or more Events of Default during any consecutive twenty-four month period of the Term of this Lease, whether cured or not.

Section 9.2       Landlord Remedies.

Upon occurrence of such Events of Default, Landlord shall have the option to pursue any one or more of the following remedies, or any other remedy at law or in equity:

9.2.1   Performance Under the Lease.  If Tenant shall default in the fulfillment of any of the terms and conditions of this Lease, Landlord may, at its option, after giving notice to Tenant, as required herein, make performance of Tenant necessary to cure the defaults and for that purpose pay such amounts as may be necessary.  Any amounts so paid or any expense incurred or sum of money paid by Landlord by reason of the failure of Tenant to comply with any term or condition of this Lease, or in defending any action to which Landlord may be subjected by reason of Tenant’s failure, shall be deemed to be Additional Rent for the Premises and shall be due and payable to Landlord on demand, and interest shall accrue thereon at the rate of eighteen percent (18%) per annum.

9.2.2   Termination of Lease.  Landlord may, but shall not be obligated to, terminate this Lease when Tenant continues in possession after three (3) days’ written notice requiring in the alternative the payment of Tenant’s obligations to Landlord or surrender of the Premises, or when Tenant continues in possession after five (5) days’ written notice requiring in the alternative performance of a condition under the Lease or surrender of the Premises, or when Tenant continues possession after three (3) days’ notice to quit the Premises for unauthorized assignment or subletting, committing waste or maintaining an unlawful business.  After using summary proceedings, Landlord or Landlord’s agents may at any time thereafter re-enter the Premises and remove all persons and property therefrom without being liable to indictment, prosecution or damage therefor, and Tenant hereby expressly waives the service of any notice in writing of intention to re-enter the Premises after service of the notices described in this section.  Pursuant to said right of re-entry, Landlord may remove all of Tenant’s property remaining on the Premises and store it, or may store it on the Premises, at the cost and for the account of Tenant.

9.2.3   Right to Relet on Tenant’s Behalf.  Landlord may retake possession of the Premises following the legal notices described in this Section, and after using summary proceedings, if necessary, without terminating this Lease may relet said Premises on behalf of Tenant.  Landlord shall apply any monies collected first to the payment of expenses of resuming or obtaining possession, second to the payment of costs of placing the Premises in rentable condition, third to the costs of reletting the Premises, and fourth to the payment of rent due hereunder, and any other indebtedness due Landlord.  Any remaining surplus shall be paid to Tenant.  Tenant shall pay, upon demand from Landlord, any deficiency in amounts due under this Lease after Landlord has applied the proceeds from reletting the Premises to the categories described in this subsection.  Such indebtedness shall be calculated and paid monthly.  Reletting may be in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as Landlord, in its sole discretion, may determine.  Landlord may collect and receive the rents therefor.  Landlord shall make a reasonable effort to relet the Premises to acceptable tenants and collect rents therefrom, but Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting.  No such reletting shall relieve Tenant of any liability, and Tenant’s obligations shall survive any such reletting.  No such reletting of said Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be mailed or delivered to Tenant.  Notwithstanding election to relet without terminating this Lease by Landlord, Landlord may at any time thereafter elect to terminate this Lease for any default or breach hereof by Tenant.

Section 9.3       No Election of Remedies; No Waiver.

Use of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided for herein, or by law or in equity, which may be enforced cumulatively, nor shall pursuit of any remedy provided for herein or otherwise constitute a forfeiture or waiver of any rent or other amounts due Landlord hereunder or of any damage accruing to Landlord by the violation of any of the terms and conditions of this Lease.  Failure by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default or a waiver of any other violation or breach of any of the terms and conditions of this Lease.

10.  LANDLORD’S LENDERS

Section 10.1   Subordination of Lease.

This Lease shall be subject and subordinate to any mortgage of any type whatsoever on the Premises given to secure a loan made to Landlord, and to any renewals, replacements, extensions or consolidations of such loan.  Any such subordination shall state that the mortgage holder shall not disturb Tenant’s possession or other rights under the Lease so long as Tenant performs all of its covenants and agreements and is not in default hereunder.  Tenant agrees to execute a document subordinating this Lease to any mortgage of any type contemplated by this Article.

Section 10.2   Estoppel Certificates.

Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying the following:  (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Rent, Additional Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); (v) the amount of the security deposit, if any,  being held by Landlord on Tenant’s behalf; and (vi) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises may require.  Tenant shall deliver such statement to Landlord (or such other person or entity as Landlord shall direct) within ten (10) days after Landlord’s request.  Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises.  Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

                If Tenant does not deliver such statement to Landlord within such ten (10) day period, without any further notice to Tenant, any prospective purchaser or encumbrancer may conclusively presume and rely upon the following facts:  (i) that the terms and provision of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Rent, Additional Rent, or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease.  In such event, Tenant shall be estopped from denying the truth of such facts.

Section 10.3   Tenant’s Failure to Provide Information.

If Tenant fails to provide any such Subordination or Estoppel Certificate within ten (10) days of Landlord’s request, Landlord shall be entitled to assess a late fee of $50 per day until Tenant provides such requested documentation.  If Tenant’s failure to provide such documents continues for more than twenty (20) days, such failure may, at Landlord’s discretion, be deemed an Event of Default under this Lease.

11.  MISCELLANEOUS PROVISIONS

Section 11.1   Attorneys’ Fees And Costs.

If any legal action or other proceeding is brought for the enforcement of this Lease, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the terms of this Lease, the prevailing or successful party shall be entitled to recover from the nonprevailing party all costs, including reasonable attorneys’ fees, incurred in connection with such action or proceeding, and in enforcing or collecting any judgment rendered herein.

Section 11.2   Limitation on Landlord’s Liability.

The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, members, shareholders, officers or other principals of Landlord.  Tenant shall look solely to the property owned by Landlord which is the subject of this Lease, and to no other assets of the Landlord or any affiliated entity or individual for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual partners, members, shareholders, officers or other principals of Landlord or any of their personal assets for such satisfaction.

Section 11.3   Square Footage.

Landlord and Tenant acknowledge that any references to square footage for the Premises and other portions of the Distribution Center are based on approximate measurements.  Landlord and Tenant further acknowledge that these approximate measurements of square footage, as set forth on Exhibit “A” hereof, shall be binding on Landlord and Tenant for purposes of determining any and all obligations of the parties under this Lease, including calculations of Rent and Additional Rent.

Section 11.4   Severability.

If any provision of this Lease, or the application of said provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and shall remain in full force and effect.

Section 11.5   Right to Relocate.

[Intentionally left blank].

Section 11.6   Rules and Regulations.

From time to time, Landlord may promulgate such rules and regulations as reasonably necessary to regulate the use of the Premises which are the subject of this Lease, as well as the surrounding Premises of Landlord’s other tenants, including, but not limited to, traffic and parking rules and regulations.  A copy of said Rules and Regulations are attached hereto as Exhibit “D” and incorporated herein.  Landlord agrees to notify Tenant of such rules and regulations, and Tenant agrees thereafter to comply with and use reasonable efforts to cause its employees and other personnel to comply with such rules and regulations.  Tenant agrees to be responsible for causing its employees to park in designated areas and to operate their motor vehicle within posted speed limits and in accordance with other traffic signs.

Section 11.7   Notices.

Any notice required or permitted to be given hereunder shall be in writing and shall be deemed sufficiently given if deposited in the United States Mail, postage prepaid, and addressed as aforesaid:

To Landlord:	Natomas Meadows Two, LLC
P.O. Box 30076
Salt Lake City, UT 84130

To Tenant:	Mrs. Fields Famous Brands, LLC
2855 E. Cottonwood Parkway, Suite 400
Salt Lake City, UT 84121-7050
Attention: General Counsel

Either party may, upon written notice to the other as provided by this Section 11.7, designate a new address where notices must be mailed to comply herewith.

Section 11.8   Governing Law; Binding Effect; Construction of Lease.

This Lease shall be governed by and construed in accordance with Utah law.  This Lease shall be binding upon the parties, their personal representatives, successors and assigns.  Words used in the singular shall be construed to include the plural when the sense requires.  Article and section headlines herein are inserted only for convenience to which they refer or on the Lease itself.

Section 11.9   Entire Agreement.

This Lease represents the entire agreement between the parties relating to the subject matter hereof and there are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein.  No amendment or modification hereto shall be effective until and unless the same shall have been set forth in writing and signed by the parties.  Tenant acknowledges that the Landlord has made no agreement or promise concerning the alteration, improvement, adaptation or repair of any part of the Premises which has not been set forth herein, and that this Lease contains all the agreements made and entered into between Tenant and Landlord.

Section 11.10 Waiver.

It is agreed that the waiving of any breach of covenants of this Lease by either party shall be limited to the particular instance and shall not be deemed to waive any other breaches of any covenants or any provisions herein contained, nor shall waiver of any breach by another of Landlord’s tenants be deemed to waive any breach by Tenant herein.  No delay in exercising any rights under this Lease shall operate as a waiver of any such rights by either party.  No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord or be deemed an accord and satisfaction.

Section 11.11 Counterparts.

This Lease may be executed in multiple counterparts, each of which shall be deemed an original.

Section 11.12 Security.

Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures to or for the benefit of the Premises.  Tenant assumes all responsibility for any protection measures it deems necessary on the Premises or the Distribution Center, and for the protection of Tenant’s agents and invitees from acts of third parties.  Nothing herein contained shall prevent Landlord, at Landlord’s option, from providing security measures on the Premises.

Section 11.13 Survival.

All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

Section 11.14 Authority.

Each of the undersigned hereby acknowledges and affirms that the undersigned holds the position or title set forth below, and on behalf of the named entity and by proper authority, executed this Lease, and that Lease was the act of such named entity for the purposes stated in it.

Section 11.15 Broker Fees.

Landlord and Tenant  have dealt with NAI Utah Commercial, Zach Anderson and Kelsie Akiama, in connection with this Lease, and Landlord agrees to pay all reasonable and customary commissions per a separate agreement in connection therewith.

Section 11.16 Time.

Time is of the essence of this Lease.

LANDLORD	NATOMAS CREEK, L.L.C.,
a California limited liability company

	By	/s/ Kern W. Schumacher
Kern W. Schumacher
	Its	Managing Member

TENANT	MRS. FIELDS FAMOUS BRANDS, LLC

	By	/s/ MICHAEL WARD
Michael Ward

Its

 Exec. Vice President/General Counsel

EXHIBIT “A”

Description of Leased Premises

EXHIBIT “B”

Description of Tenant Improvements

Tenant will accept premises “AS IS” and will make necessary improvements in accordance with Section 6.4.

EXHIBIT “C”

Description/Outline of Tenant’s Designated Parking Area

EXHIBIT “D”

Rules and Regulations

                1.             Landlord will furnish Tenant with two keys to each door lock in the Premises.  Landlord may make a reasonable charge for any additional keys requested by Tenant.  Tenant shall not have any keys made for the Premises and shall not alter any lock or install any new or additional lock or bolt on any door in the Premises without the prior written approval of Landlord.  Upon the expiration or termination of Tenant’s tenancy, Tenant shall deliver to Landlord all keys in its possession for all locks and bolts in the Premises.

                2.             Tenant shall refer all of its contractors, contractors’ representatives, and installation technicians rendering any service on or to the Premises to Landlord for Landlord’s approval and supervision prior to such third parties’ performance of any work in the Premises, including, but not limited to installation of telephones, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, or any other portion of the Premises.

                3.             Tenant shall not at any time allow any part of the Premises to be occupied as sleeping or lodging quarters.

                4.             No birds, fowl, or other animals shall be bought into or kept in or about the Premises.

                5.             None of the entries, passages, doors, stairways, or vestibules of the Premises shall be blocked or obstructed, nor shall any rubbish, litter, trash, or materials of any nature be placed, emptied, or thrown into such areas, nor shall such areas be used at any time except for ingress and egress by Tenant or its agents, employees, or invitees.

                6.             No person shall waste water by interfering with the faucets in the Premises or otherwise.

                7.             No person shall disturb the occupants of the Industrial Park by the use of any musical instrument, by playing radios or other sound-producing equipment at an unreasonably high volume, by making of unseemly noises, or by any reasonable use.

                8.             Tenant shall provide its own dumpster for trash storage and removal.  Tenant shall not leave or store any materials, litter, or trash on the Common Areas, including on the Parking Areas.  Landlord shall have the right to approve the type of dumpster utilized by Tenant, which approval shall not be unreasonably withheld.

                9.             Tenant shall not use or permit the use by its employees, agents, or invitees of the Parking Areas or of any loading dock areas for the overnight storage of parking of automobiles or other vehicles which would interfere with maintenance, snow removal, traffic flow, emergency vehicles, or other necessary activities or functions.  Landlord shall have the right to tow away any vehicle belonging to Tenant or its agents, employees, or invitees which is improperly parked and which Tenant fails to remove after written notice from Landlord.

                10.           No sign, advertisement, or lettering shall be painted, affixed, or exposed on the windows, doors, or exterior surfaces of the Premises except as specifically permitted in writing by Landlord.

                11.           Landlord will not be responsible for lost or stolen personal property, equipment, money, or jewelry from the Premises, regardless of whether or not loss occurs when an area is locked against entry.

                12.           Tenant shall be responsible for any damage to paving caused by the parking, movement, or loading of trailers or trucks.

                13.           No drapes, curtains, blinds, or other window coverings in the Premises shall be installed by Tenant without the prior written approval of Landlord, which approval will not be unreasonably withheld.

                14.           It is Landlord’s desire to maintain in the Industrial Park the highest standard of dignity and good taste, consistent with the comfort and convenience for Tenant and the other occupants.  Any action or condition not meeting with this standard should be reported to Landlord.  Tenant’s cooperation will be beneficial and sincerely appreciated.